UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2025

ZSPACE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2025, zSpace, Inc. (the “Company”) entered into two Loan and Security Agreements the (“Loan Agreements”) with Itria Ventures LLC (the “Lender”). Pursuant to the Loan Agreements, the Lender agreed to provide the Company with two term loans in the principal amounts of $1,000,000 each (the “Loans”) for an aggregate total of $2,000,000 (less fees payable to the Lender). One of the Loans bears interest at a rate of 18.00% per year and is payable on a monthly basis in 15 equal installments, maturing on the 15-month anniversary of the funding date. The second Loan bears interest at a rate of 18.99% per year and is payable on a monthly basis in 18 equal installments, maturing on the 18-month anniversary of the funding date. The Company may prepay either of the Loans in full at any time after the first month of the term, subject to a prepayment fee equal to 1.5% of the unpaid principal balance if the Loans are prepaid within the first 12 months of the term.

The Loans are secured by a second priority lien on substantially all of the Company’s assets and are guaranteed by the Company’s two wholly-owned subsidiaries -- zSpace Technologies (Shanghai) Ltd. and zSpace K.K. The Loan Agreements contain standard representations, warranties and affirmative covenants, including relating to use of proceeds and information rights. In addition, the Loan Agreements contain certain customary negative covenants, including that the Company may incur no additional indebtedness other than certain permitted indebtedness.

The Loan Agreements also contain customary events of default, including, but not limited to, upon non-payment, the occurrence of material adverse changes to the Company’s business, or bankruptcy. Upon the occurrence of an event of default, the applicable interest rate would increase by five percentage points and the Lender may declare the outstanding principal and accrued interest immediately due and payable.

In conjunction with the execution of the Loan Agreements, the Company entered into an intercreditor agreement (the “Intercreditor Agreement) among Itria, the Company’s existing senior lender (“Senior Lender”) and the Company, pursuant to which, among other things, Itria subordinated its security interest in the assets of the Company to the security interest of the Senior Lender and agreed to certain covenants limiting its ability to declare an event of default under the Loan Agreements.

The foregoing description of the Loan Agreements and the Intercreditor Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Loan Agreements and the Intercreditor Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

10.1†	Business Loan and Security Agreement by and between Itria Ventures LLC and zSpace, Inc. in the amount of $1,000,000 dated August 20, 2025.

10.2†	Business Loan and Security Agreement by and between Itria Ventures LLC and zSpace, Inc. in the amount of $1,000,000 dated August 20, 2025.

10.3	Intercreditor Agreement among Itria Ventures LLC, zSpace, Inc. and 3i, LP, dated August 20, 2025.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

†           Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer